UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2019

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

888-798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

ShiftPixy, Inc. (the “Company”) has previously issued (i) two senior secured convertible notes to an institutional investor (the “Holder”), one in the original principal amount of $222,222, dated June 4, 2018 (the “June Existing Note”), and one in the original principal amount of $2,533,333.33, dated March 12, 2019, of which the remaining principal amounts are $222,222 and $2,445,000, respectively (collectively, the “March Existing Note”, and together with the June Existing Note, the “Existing Notes”) and (ii) a warrant (the “Existing Warrant”) to purchase 1,515,151 shares of Common Stock (as defined in that certain Securities Purchase Agreement, dated March 11, 2019, by and between the Company and the investors party thereto (the “Securities Purchase Agreement”).

On December 6, 2019, pursuant to an exchange agreement (the “Exchange Agreement”), the Company and the Holder exchanged (collectively, the “Exchange” or the “Transaction”) (i) the June Existing Note for (x) a senior secured convertible note in the principal amount of $244,444 (the “June Exchange Note”), and (y) 870,000 shares of common stock of the Company (the “Exchange Stock”, and together with any shares of Common Stock issuable upon exercise of any Exchange Note (as defined below), the “Exchange Shares”) and (ii) the March Exchange Note for the a senior secured convertible note in the principal amount of $2,689,500 (the “March Exchange Note”, and together with the June Exchange Note, collectively, the “Exchange Notes” and together with the Exchange Stock, the “Exchange Securities”).

Exchange Notes

The Exchange Notes are substantially identical to the March Existing Notes, except as follows:

•	The maturity date (the “Maturity Date”) of the Exchange Notes is March 1, 2022.

•	The Exchange Notes amortize in equal installments, in cash, commencing on April 1, 2020 and on the first trading day of each third calendar month thereafter and on the Maturity Date (subject to a 25% premium in connection with an event of default). The Holder has a right to defer payment of such amortization amounts, at its option, to any future amortization date or the Maturity Date, as applicable.

•	The conversion price of the Exchange Notes is $1.00, subject to adjustment in accordance with the terms of the Exchange Notes.

•	During the period (x) commencing on the December 5, 2019 through, and including, December 23, 2019, solely with respect to 5% of the Exchange Notes or (y) during the period commencing on the December 24, 2019 through January 31, 2020, solely with respect to up to, in the aggregate with clause (A) above, 10% of the Exchange Notes, the Holder may alternatively convert such portion of the Exchange Notes at an alternate conversion price of $0.305 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

•	The floor price for alternate event of default conversions was lowered to $0.046.

•	The additional reset to the conversion price of the March Existing Note upon the occurrence of a stock split or other stock combination event was deleted in the Exchange Notes.

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Exercise Price Adjustment and Waiver

In the Exchange Agreement, the Company also voluntarily reduced the exercise price of the Existing Warrants to $1.00 and the Holder also waived its right to receive full ratchet antidilution protection under its Existing Warrants in connection with future dilutive issuances of securities by the Company.

The foregoing summaries of the terms of the Exchange Agreement and the Exchange Notes do not purport to be complete and are qualified in their entirety by the terms and conditions thereof set forth as Exhibits 4.1, 4.2 and 10.1 attached hereto.

The final forms of all documents described above are filed as Exhibits to this Report. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Notes and the Warrants is hereby incorporated by reference into this Item 3.02.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Senior Convertible Note, Issuance June 4, 2018
4.2	Form of Senior Convertible Note, Issuance March 12, 2019
10.1	Form of Exchange Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: December 6, 2019	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Director

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